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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-18509, No. 333-21841, No. 333-27325, No. 333-58220, No. 333-59533, No.
333-59535, No. 333-84401 and No. 333-96399 of Silver Diner, Inc. on Forms S-8 of
our report dated February 28, 2002, appearing in this Annual Report on Form 10-K of Silver Diner, Inc. for the year ended December 30, 2001.


/s/ Reznick Fedder & Silverman
Bethesda, Maryland
March 29, 2002